UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 17, 2010

China Century Dragon Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53021	26-1583852
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

Room 801, No. 7, Wenchanger Road, Jiangbei, Huizhou City, Guangdong Province, China
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code	0086-0752-3138789

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Independent Directors

On November 17, 2010, the board of directors (the “Board”) of China Century Dragon Media, Inc. (the "Company") appointed David De Campo, Yue Lu and Fang Yuan to serve as independent directors of the Company. The Board determined that each of the new directors is independent in accordance with the applicable rules of the NYSE Amex LLC.  Board Committee appointment information for the new directors is contained in Item 8.01, below, and is incorporated herein by reference.

There are no arrangements or understandings between any of the new directors and any other persons pursuant to which he was selected as a director.  None of the new directors has been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.  There are no family relationships between any of the new directors and any other director or executive officer of the Company.

Item 8.01	Other Events

On November 17, 2010, the Board approved and established an Audit Committee, Compensation Committee and Nominating Committee, in addition to adopting charter documents for each committee.

The Board also appointed Yue Lu (Chairman), David De Campo, and Fang Yuan to the Audit Committee.  Mr. Lu will serve as the “audit committee financial expert” as defined under Item 407(d) of Regulation S-K.  The Board appointed Mr. Lu (Chairman) and Mr. Fang to the Compensation Committee. The Board also appointed Mr. Fang (Chairman) and Mr. Lu to the Nominating Committee.

Each of the charters for the Audit, Compensation, and Nominating Committees are attached hereto as Exhibits  99.1, 99.2, and 99.3, respectively.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Title
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nominating Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CENTURY DRAGON MEDIA, INC.

Date: November 23, 2010
	By:	/s/ Dapeng Duan
Name: Dapeng Duan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nominating Committee Charter